Exhibit 99.1

Speedus Announces Nasdaq Notification

August 18, 2009 – Freehold, NJ: Speedus Corp. (the “Company”) (NASDAQ: SPDE) today announced that on August 17, 2009, the Company received written notification from The Nasdaq Stock Market advising the Company that it does not currently comply with Nasdaq’s Marketplace Rule 5250(c)(1) since it has not yet filed its Form 10-Q for the period ended June 30, 2009. This notification has no effect on the listing of the Company’s common stock at this time.

The Company expects that it will file its Form 10-K for the year ended December 31, 2008, and its 10-Q for the periods ending March 31, 2009 and June 30, 2009, on or before October 13, 2009, at which time the Company will be in compliance with the rule 5250(c)(1).

About Speedus Corp.

Additional information on Speedus Corp. may be obtained at www.speedus.com or by contacting Peter Hodge at 888-773-3669 (ext. 23) or phodge@speedus.com.

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Statements contained herein that are not historical facts, including but not limited to statements about the Company’s product, corporate identity and focus, may be forward-looking statements that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, the continuing development of the Company’s sales, marketing and support efforts.